LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(unaudited)

	September 27, 2020	December 29, 2019
ASSETS
Current assets:
Cash and cash equivalents	$ 8,373,730	$ 330,749
Accounts receivable - trade, net of allowance for doubtful accounts	7,555,508	8,561,206
Prepaid expenses	638,849	872,112
Other current assets	216,914	148,205
Total current assets	16,785,001	9,912,272

Property and equipment, net	1,003,199	1,246,990

Other assets:
Notes receivable, franchisees	164,694	482,246
Workers' compensation deposits	1,771,257	1,915,088
Intangible assets, net of accumulated amortization	266,474	254,323
Total other assets	2,202,425	2,651,657

TOTAL ASSETS	$ 19,990,625	$ 13,810,919

The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS - CONTINUED
(unaudited)

	September 27, 2020	December 29, 2019
LIABILITIES AND STOCKHOLDER’ EQUITY
Cash overdrafts	$ -	$ 156,851
Revolving line of credit	10,131,462	2,793,816
Current maturity of capital lease obligations	-	19,944
Accounts payable and accrued liabilities	2,397,071	1,707,228
Distributions payable to stockholders	376,890	476,889
Payable to franchisees	883,324	1,065,235
Workers' compensation reserve	577,612	861,606
Total current liabilities	14,366,359	7,081,569

Long-term liabilities:
Capital lease obligations	29,817	-
Notes payable, stockholders	6,366,865	6,374,435
Total long-term liabilities	6,396,682	6,374,435

Total liabilities	20,763,041	13,456,004

Stockholders' equity:
Common stock - voting, $1 par value; 100,000 shares authorized; 83,926 shares issued and outstanding,
respectively	83,926	83,926
Additional paid-in capital	552,278	552,278
Retained deficit	(1,407,827)	(280,496)
	(771,623)	355,708
Treasury stock - 40 shares, at cost	(793)	(793)
Total stockholders' equity 354,915 1,030,456	(772,416)	354,915

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$ 19,990,625	$ 13,810,919

The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(unaudited)

	Quarter Ended		Three Quarters Ended
	September 27, 2020	September 29, 2019	September 27, 2020	September 29, 2019
Service revenues	$ 17,161,413	$ 21,134,666	$ 48,760,965	$ 65,050,137
Payroll and other direct operating expenses	15,487,475	18,959,835	43,769,233	58,074,047
Gross margin	1,673,938	2,174,831	4,991,732	6,976,090

General and administrative expenses	1,691,303	2,018,532	5,702,535	6,824,400
Income from operations	(17,365)	156,299	(710,803)	151,690

Other income (expense):
Interest expense	(84,897)	(34,929)	(186,493)	(193,429)
Interest income	3,268	4,238	10,509	13,503
Other income, net	18,307	13,227	23,129	111,631
Depreciation and amortization	(101,676)	(88,705)	(303,641)	(274,931)
Total other expense	(164,998)	(106,169)	(456,496)	(343,226)

(Loss) income before provision for state taxes	(182,363)	50,130	(1,167,299)	(191,536)
Provision for state taxes	22,500	22,500	67,450	50,624
(Loss) income before non-controlling interest in subsidiary income	(204,863)	27,630	(1,234,749)	(242,160)
Non-controlling interest in subsidiary loss (income)	-	-	-

CONSOLIDATED NET (LOSS) INCOME	$ (204,863)	$ 27,630	$ (1,234,749)	$ (242,160)
The accompanying notes are an integral part of these consolidated financial statements.

			Additional	Retained	Non-		Total
	Common Stock		Paid-in	Earnings	Controlling	Treasury	Stockholders'
	Shares	Par Value	Capital	(Deficit)	Interest	Stock	Equity
Balance at December 30, 2018	83,926	$ 83,926	$ 552,278	$ 395,045	$ -	$ (793)	$ 1,030,456

Contributions	-	-	-	-	2,747	-	2,747
Distributions	-	-	-	(568,707)	-	-	(568,707)
Net Loss	-	-	-	(106,834)	(2,747)	-	(109,581)

Balance at December 29, 2019	83,926	83,926	552,278	(280,496)	-	(793)	354,915

Contributions	-	-	-	107,418	-	-	107,418
Net Loss	-	-	-	(1,234,749)	-	-	(1,234,749)

Balance at September 27, 2020	83,926	$ 83,926	$ 552,278	$ (1,407,827)	$ -	$ (793)	$ (772,416)

Balance at December 30, 2017	83,028	$ 83,028	$ 483,710	$ 773,246	$ -	$ (793)	$ 1,339,191

Issuance of common stock	898	898	68,568	-	-	-	69,466
Distributions	-	-	-	(946,908)	(14,296)	-	(961,204)
Net Loss	-	-	-	568,707	14,296	-	583,003

Balance at December 29, 2018	83,926	83,926	552,278	395,045	-	(793)	1,030,456

Distributions	-	-	-	(568,708)	-	-	(568,708)
Net Loss	-	-	-	(242,160)	-	-	(242,160)

Balance at September 29, 2019	83,926	$ 83,926	$ 552,278	$ (415,823)	$ -	$ (793)	$ 219,588
The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(unaudited)

	September 27, 2020	September 29, 2019
Cash flows from operating activities:
Net (loss) income	$ (1,234,749)	$ (242,160)
Adjustment to reconcile net (loss) income to net cash from operating activities:	-
Depreciation and amortization	303,641	274,931
Bad debt	35,401	12,228
Changes in:
Accounts receivable - trade	1,005,698	1,842,044
Write-off due from affiliate	(207,401)	(348,232)
Prepaid expenses	233,263	24,098
Other current assets	(68,709)	(45,002)
Workers' compensation deposits	143,831	(43,429)
Accounts payable and accrued liabilities	689,843	829,644
Payable to franchisees	(181,911)	(404,447)
Workers' compensation reserve	(283,994)	(205,072)
Net cash from operating activities	434,913	1,694,603

Cash flows from investing activities:
Net change in notes receivable, franchisees	317,552	131,665
Purchases of property and equipment	-	(100,780)
Development of trademark	-	(72,001)
Net cash from investing activities	317,552	(41,116)

Cash flows from financing activities:
Change in cash overdraft	(156,851)	(486,434)
Principal payments of notes payable, franchisees	-	-
Principal payments of obligations under capital lease	9,873	120,960
Net borrowings (repayments) under revolving line of credit	7,337,646	(662,272)
Payments on note payable to stockholder	(7,570)	-
Proceeds from note payable to stockholder	-	344,377
Cash contributions (distributions) to stockholders	107,418	(568,708)
Net cash from financing activities	7,290,516	(1,252,077)
Net change in cash	8,042,981	401,410
Cash - beginning of year	330,749	212,601
CASH - END OF YEAR	$ 8,373,730	$ 614,011

The accompanying notes are an integral part of these consolidated financial statements.

LINK STAFFING SERVICES CORPORATION AND SUBSIDIARIES
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 – DESCRIPTION OF BUSINESS

Link Staffing Services Corporation (the “Parent Company”) and Subsidiaries (collectively, the “Company”) are temporary and permanent employment placement service companies specializing in supplying s semiskilled, light skilled, and skilled crafts and tradespeople as well as clerical/administrative and professional labor to the light industrial market and other markets since 1980. The Company provides industrial temporary and permanent help services to businesses and other organizations in twelve states, concentrated in Texas, Florida, and California. The Company also sells franchises to third party individuals and organizations, as well as existing companies operating in the temporary personnel industry. The Company’s fiscal year is based on a 52 to 53 week fiscal year ending on the Sunday immediately preceding the calendar year-end.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The principal accounting policies adopted in preparing the consolidated financial statements of the Company are as follows.

Principles of Consolidation – The accompanying consolidated financial statements include the accounts of Link Staffing Services Corporation (the “Parent Company”); its wholly-owned subsidiaries; and its 80% and 99.25% owned subsidiaries, respectively, LSSC-Irving, LLC (“Irving”) and LSSC-HouNW, LLC (“HouNW”). All significant intercompany accounts and transactions have been eliminated upon consolidation.

Non-Controlling Interest – Non-controlling interest represents the non-controlling members’ proportionate share of the equity on the non-wholly owned subsidiaries. Because the Parent Company owns controlling interest in Irving and HouNW, it is required that the operations of Irving and HouNW be included in the consolidated financial statements. The equity interest of Irving and HouNW that is not owned by the Parent Company is shown as "non-controlling interest" in the consolidated statements of operations and stockholders’ equity for the years ended December 29, 2019, December 30, 2018, and December 31, 2017. In January 2017, the Parent Company repurchased the non-controlling interest in HouNW.

Use of Estimates – The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes. Such estimates include, but are not limited to, estimated losses on accounts receivable, useful lives used in depreciation and amortization of property and equipment, accounting for state taxes and related valuation allowances, and accounting for goodwill. Future events may occur which could cause the assumptions used in arriving at the estimates to change. The effect of any changes will be recorded in the consolidated financial statements when determinable. Actual results could differ from these estimates.

Cash and Cash Equivalents – The Company has concentrated credit risk for cash by maintaining deposits in a bank, which may at times exceed amounts covered by insurance provided by the United States Federal Deposit Insurance Corporation (“FDIC”). All noninterest-bearing transaction accounts are insured up to $250,000. The Company monitors the financial health of the bank and has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk to cash. The Company considers all highly liquid investments with original maturities of three months or less to be cash equivalents.

Accounts Receivable – Trade – Accounts receivable are stated at the amount billed to the customers and are generally uncollateralized. Accounts receivable are ordinarily due within twenty days after the issuance of the invoice. The Company has provided an allowance for doubtful accounts based upon management’s judgment of individual customers and the overall economic conditions. Accounts deemed uncollectible are applied against the allowance for doubtful accounts. Bad debt recorded on uncollectible trade accounts receivable for the quarter ended September 27, 2020 and September 29, was approximately $1,000, and $8,000, respectively. Bad debt recorded on uncollectible trade accounts receivable for the three quarter ended September 27, 2020 and September 29, was approximately $35,000, and $12,000, respectively.

Property and Equipment – Property and equipment is stated at cost. The Company depreciates and amortizes property and equipment over the estimated useful lives by the straight-line method as follows:

Computer equipment                                                                5 years
Equipment and automobiles                                                     5 years
Furniture and fixtures                                                               7 years
Software                                                                                    5 – 10 years
Leasehold improvements                                                          remaining term of lease

Expenditures for additions, major renewals, and betterments are capitalized, while expenditures for maintenance and repairs that do not increase the value or extend the useful life of the asset are expensed as incurred. When assets are sold, retired, or otherwise disposed of, the cost and related accumulated depreciation and amortization are removed from the accounts, and any resulting gain or loss is reflected in other income.

Trademarks, net – Trademarks are identified intangible assets with determinable lives. The trademarks are amortized on a straight-line basis over 7 years and are evaluated for impairment if an event occurs or circumstances change that would more likely than not reduce the fair value of the trademarks below their carrying amounts.

Revenue Recognition – On January 1, 2019, the Company adopted the Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) 606, Revenue from Contracts with Customers (“ASC 606”). In accordance with ASC 606, the Company applied the modified retrospective method to those contracts which were not completed as of January 1, 2019. Under the modified retrospective method, the cumulative effect of applying the standard is recognized at the date of initial application. In implementing ASC 606, the Company was required to recalculate the revenue earned on any contract in progress at the implementation date and to restate the revenue and cost of services as if ASC 606 had been followed from the inception of the contract. In recalculating costs and revenue under ASC 606 guidelines, the Company identified no material difference in the account balances. Since a material difference was not found, no retrospective analysis of account balance changes is required. The Company recognizes revenues from providing temporary and permanent personnel placement services. All revenues are recognized in the United States. Prior to the adoption of ASC 606, the Company recorded revenues at the time services were rendered. Under ASC 606, revenue on these contracts is recognized in accordance with the five-step revenue recognition model prescribed. Specifically, revenue is recognized when the Company’s performance obligations under these contracts are satisfied.

The Company enters into contracts with customers to sell temporary personnel placement services. Satisfaction of performance obligations generally occurs as services are rendered, and revenue is recognized at a point in time based on the amount of consideration the Company expects to receive in accordance with the price specified in the contract. As described in Note 9, a portion of the Company’s revenue is derived from franchised operations.

Advertising – The Company’s policy is to expense advertising costs as incurred. Advertising costs were approximately $3,000, and $43,000 for the quarters ending September 27, 2020, September 29, 2019, respectively. Advertising costs were approximately $23,000, and $73,000 for the three quarters ending September 27, 2020, September 29, 2019, respectively.

Income Taxes – The stockholders of the Parent Company have elected to be taxed as a small business corporation under the provisions of Subchapter S of the Internal Revenue Code. The Subchapter S corporations and remaining subsidiaries, which include limited partnerships and limited liability companies, are not taxable entities for federal income tax purposes. As such, no provision for federal income taxes has been recorded in the accompanying consolidated financial statements. Stockholders are taxed individually based on their share of the Company’s earnings. The Company’s net income or loss is allocated to each stockholder proportionate to their ownership of the Company. The Company is subject to state taxes consisting primarily of the Texas margin tax, which is included on the Company’s consolidated statements of operations under provision for state taxes

The Company accounts for uncertain tax positions in accordance with FASB ASC Topic 740, Income Taxes. ASC 740 prescribes a recognition threshold and measurement process for consolidated financial statement recognition of uncertain tax positions taken or expected to be taken in a tax return. The interpretation also provides guidance on recognition, derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. ASC 740 requires recognition of the consolidated financial statement benefit of a tax position only after determining the relevant tax authority would more likely than not sustain the tax position following an audit. Based on management’s analysis, the Company did not have any uncertain tax positions as defined by ASC 740 as of December 29, 2019 and December 30, 2018. The Company’s federal tax returns are subject to examination by the relevant taxing authorities for the fiscal years ending after 2016.

Workers’ Compensation Benefit Programs – The Company has elected to self-insure certain costs related to employee workers’ compensation benefit programs. The Company enters into agreements with insurance companies to administrate the programs and manage the related claims. The agreements require various deposits as collateral and payments for estimated claims. The Company accrues program expenses based on work performed by temporary staff employees. The accrual for these expenses is reported net of the estimated claims paid to the program administrators as workers’ compensation reserve on the balance sheets. The deposits held by administrators as additional security for certain programs are reported as workers’ compensation deposits on the balance sheets and are fully refundable. The Company has invested in two insurance captives to enable it to participate in its insurance services.

NOTE 3 – NOTES PAYABLE, STOCKHOLDERS

The Company had notes payable to stockholders of $6,366,865 and $6,374,435 as of September 27, 2020 and December 29, 2019, respectively. The notes bear interest at the one month LIBOR rate plus 3.5% with interest payable monthly. The Company’s effective rate was 5.26% at December 29, 2019. These notes mature in January 2021 and are unsecured. The notes payable to the stockholders are subordinated to the revolving line of credit. During the fiscal year 2019, the stockholders forgave interest totaling approximately $219,000. For the quarter ending September 27, 2020 and September 29, 2019, the Company incurred interest expense to stockholders of approximately $85,000, and $35,000, respectively. For the three quarter ending September 27, 2020 and September 29, 2019, the Company incurred interest expense to stockholders of approximately $186,000, and $193,000, respectively.

NOTE 4 – SERVICE REVENUES AND FRANCHISE OPERATIONS

Revenues generated by franchisee locations and the related costs of services are included in the Parent Company’s consolidated financial statements. The Parent Company has the direct contractual relationships with the customers and holds title to the related customers’ receivables. Stafflink, Inc. is the legal employer of the temporary employees (except in the case where the franchised operator elects to provide workers’ compensation coverage independent from the Company’s coverage). The franchisee acts as an independent contractor to market the Company’s services within the franchisee’s designated market area.

The net distribution paid to the franchisee for the temporary personnel services rendered is based on the lower of a percentage of the gross revenues or gross margin generated by the franchisee’s operation.

NOTE 5 – COMMITMENTS AND CONTINGENCIES

Operating Leases – The Company leases office space under non-cancelable operating lease agreements which expire at various dates through August 2025 and require various minimum annual rentals. Future minimum rental payments under these operating leases which have initial or remaining terms in excess of one year as of December 29, 2019 for each of the years remaining and in the aggregate are as follows:

Years Ending
2020	$ 172,000
2021	655,000
2022	597,000
2023	552,000
2024	546,000
Thereafter	348,000
$ 2,870,000

Rent expense included in the consolidated statements of operations totaled approximately $136,000 and $162,000 for the quarter ending September 27, 2020 and September 29, 2019, respectively. Rent expense included in the consolidated statements of operations totaled approximately $477,000 and $524,000 for the three quarter ending September 27, 2020 and September 29, 2019, respectively.

Litigation and Claims – There were various claims and disputes incidental to operations. The Company believes that the disposition of all such claims and disputes, individually or in the aggregate, should not have a material adverse effect upon the Company’s financial position, results of operations, or cash flows.